[Exhibit 23.2(a)]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (Amendment No. 1) on Form S-1, of our report dated September 25, 2006, relating to the statement of financial condition of United States Natural Gas Fund, LP as of September 18, 2006, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
December 22, 2006